Exhibit 99.1

BOQI International Medical Amends Terms for Acquisition of Boqi Zhengji Pharmacy Chain

New York, Feb. 06, 2020 (GLOBE NEWSWIRE) -- BOQI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”) today announced that it has signed an Amendment to Stock Purchase Agreement for the acquisition of Boqi Zhengji Pharmacy Chain Co., Ltd (“Boqi Pharmacy”) (the “Amendment”). The Amendment contemplates substantial changes to the mechanism for the adjustment to the post-closing consideration.

According to the original purchase agreement signed on April 11, 2019, the aggregate purchase price for the shares of Boqi Pharmacy (or Boqi Pharmacy’s parent) consists of a cash consideration of RMB 40,000,000 (currently approximately US$5,714,285) (the “Target Cash Consideration”)and 1,500,000 shares of common stock of the Company. The Target Cash Consideration is subject to post-closing adjustment according to the appraised value of Boqi Pharmacy.

Pursuant to the Amendment, the Target Cash Consideration shall be adjusted according to the performance of Boqi Pharmacy in 2020. Specifically, if Boqi Pharmacy has at least 100,000 member customers as of December 31, 2020 (the “Target Customer Number”) and achieves a gross profit of at least RMB 20,000,000 (currently approximately US$2,857,142) in 2020 (the “Target Profit Amount”), the Company will pay the full amount of the Target Cash Consideration. If, however, either the Target Customer Number or the Target Profit Amount is not met, the Target Cash Consideration will be adjusted downward based on the actual performance comparing to the targets. In the event Boqi Pharmacy’s gross profit in 2020 is zero or a negative number, the Target Cash Consideration will not be paid.

The Amendment emphasizes the importance of Boqi Pharmacy’s performance, growth potential and profit-generation ability in determining the value of the acquisition, while creating a possibility of reducing the Company’s acquisition costs significantly.

About BOQI International Medical Inc.

BOQI International Medical Inc. (formerly known as NF Energy Saving Corporation) (NASDAQ: BIMI) was founded in 2006. In February 2019, the Board of Directors of the company was reorganized following efforts led by Mr. Yongquan Bi, the company’s new Chairman, with a renewed focus on the health industry. The company is now transforming from a provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to a medical and health service provider. BOQI International Medical Inc. offers a broad range of consumer-directed health products and related services, including medical, pharmacy and behavioral health plans, chronic disease management services, and health information technology products and services. BOQI International Medical Inc. is community-based and locally focused, engaging consumers with more affordable, accessible, simple and seamless care they need when and where they need it.

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IR Contact:
Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: BIMI@dgipl.com